UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2016

ENDEAVOR IP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55094

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 Broadway, 46th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 212-858-7514

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 31, 2016, Franciscus Diaba, the Chief Executive Officer, President and General Counsel of Endeavor IP, Inc. (the “Company”), resigned from all positions he held as an officer or employee of the Company or any of its subsidiaries, including his positions as the Company’s Chief Executive Officer, President and General Counsel.  Mr. Diaba’s resignation was effective July 31, 2016.  Mr. Diaba remains a member of the Board of Directors of the Company.

On July 31, 2016, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Diaba that provided for the following: (i) payment of Mr. Diaba’s base salary through July 31, 2016; (ii) Mr. Diaba’s entitlement to receive any payments pursuant to Section 4(d) of his Employment Agreement, dated as of November 7, 2014, as amended to date (the “Diaba Employment Agreement”) for so long as Mr. Diaba remains a director of the Company; (iii) Mr. Diaba’s entitlement to receive any payments pursuant to Sections 4(e) and (f) of the Diaba Employment Agreement through July 31, 2016 and for a period of 90 days thereafter should such rights to compensation occur; (iv) voluntary waiver in full of the fiscal 2016 bonus payment (the “Bonus Waiver”); (v) voluntary waiver in full of all payments in respect of accrued and unused vacation time (the “Vacation Payment Waiver”); and (vi) waiver of all equity grants made to Mr. Diaba which have not vested as of July 31, 2016 (the “Unvested Equity Waiver”). The Separation Agreement also provides that except with respect to the Bonus Waiver, the Vacation Payment Waiver and the Unvested Equity Waiver, nothing in the Separation Agreement shall be deemed to constitute a waiver of any compensation or amounts that (x) were owed to Mr. Diaba as of July 31, 2016 and (y) had not been paid to Mr. Diaba as of July 31, 2016.  Mr. Diaba did not forfeit any vested equity grants pursuant to the Separation Agreement.  The Separation Agreement also includes an acknowledgement that one of the functions of Mr. Diaba as a director is to advise the Company with respect to the monetization of the Company’s intellectual property portfolio.

The description of the terms of the Separation Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated by reference into this Report.

On July 31, 2016, the Company’s Board of Directors appointed Peter Charles, 47, as the Company’s Interim Chief Executive Officer. Mr. Charles will be employed on an at-will basis and will receive a salary of $2,000 per week while he holds the position of Interim Chief Executive Officer.  Other than with respect to the payment of salary on a weekly basis, no compensatory arrangements have been entered into with Mr. Charles in connection with his appointment as Interim Chief Executive Officer.

There is no arrangement or understanding between Mr. Charles and any other person(s) pursuant to which he was selected as Interim Chief Executive Officer. Mr. Charles does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Other than his employment relationship, Mr. Charles does not have a direct or indirect material interest in any transaction in which the Company is a participant.

Mr. Charles has served as a loan officer at New Penn Financial since December 2014.  He was a loan officer at Residential Home Funding from March 2013 to December 2013 and Principal Executive of Protext Mobility, Inc. from October 2010 to March 2013. He also served as the Director of Corporate Affairs of Lightbridge Corporation from September 2006 to October 2010. A copy of the Company’s press release relating to the matters described in this Item 5.02 is attached hereto as Exhibit 99.1.

SECTION 9 -  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated July 31, 2016, between Endeavor IP, Inc. and Franciscus Diaba

99.1	Press Release dated August 1, 2016

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavor IP, Inc. /s/ Peter Charles Peter Charles Interim Chief Executive Officer